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                                                                      EXHIBIT 23


Incubate This! Inc.


         We hereby consent to the incorporation in the Annual Report on Form 10KSB to be filed with the Securities and Exchange Commission of our report with respect to the financial statements of Incubate This! Inc. for the years ended December 31, 1999 and 1998.


April 3, 2001


Gately & Associates, LLC


By: /s/ James P. Gately, April 12, 2001
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        James P. Gately, Partner